Exhibit 107.1

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

GeoVax Labs, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share, to be issued under the Registrant’s 2020 Stock Incentive Plan (as Amended Through August 1, 2023)	Rule 457(h)	2,018,800 (2)	$1.89(3)	$3,815,532	$110.20 per $1,000,000	$420.47
Equity	Common Stock, par value $0.001 per share, to be issued under the Registrant’s 2023 Stock Incentive Plan	Rules 457(c) and 457(h)	3,000,000 (4)	$0.52 (5)	$1,560,000	$110.20 per $1,000,000	$171.91
Total Offering Amounts					$5,375,532		$592.38
Total Fee Offsets (6)							$0.00
Net Fee Due							$592.38

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall be deemed to cover any additional securities that may from time to time be offered or issued under the GeoVax Labs, Inc. 2020 Stock Incentive Plan (as Amended Through August 1, 2023) (the “2020 Plan”) and the GeoVax Labs, Inc. 2023 Stock Incentive Plan (the “2023 Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 2,018,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) that may become issuable under the 2020 Plan pursuant to its terms.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The proposed maximum offering price per unit and maximum aggregate offering price are calculated using the weighted-average exercise price for outstanding options underlying 2,018,800 shares of the Registrant’s Common Stock granted pursuant to the 2020 Plan.

(4)	Consists of 3,000,000 shares of Common Stock that may become issuable under the 2023 Plan pursuant to its terms.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on August 17, 2023.

(6)	The Registrant does not have any fee offsets.